UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 21, 2017, a wholly-owned subsidiary of Santander Consumer USA Holdings Inc. (“SC Holdings”), Santander Consumer USA Inc., (“SC”) and SC Holdings’ majority shareholder, Santander Holdings USA Inc. (“SHUSA”) entered into a written agreement (the “Written Agreement”) with the Federal Reserve Bank of Boston (the “Reserve Bank”).

Under the terms of the Written Agreement, SC is required to enhance its compliance risk management program, board oversight of risk management and senior management oversight of risk management and SHUSA is required to enhance its oversight of SC’s management and operations.

The Written Agreement is attached hereto as Exhibit 99.1 and incorporated herein. The preceding description of the Written Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Written Agreement, dated as of March 21, 2017, by and between Santander Consumer USA Inc., Santander Holdings USA Inc., and the Federal Reserve Bank of Boston

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: March 23, 2017

	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Written Agreement, dated as of March 21, 2017, by and between Santander Consumer USA Inc., Santander Holdings USA Inc., and the Federal Reserve Bank of Boston